UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549






                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  October 18, 1994






                               3COM CORPORATION
           (Exact name of registrant as specified in its charter)


          California                    0-12867                94-2605794
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer)
incorporation or organization)                             Identification No.)



      5400 Bayfront Plaza                                         95052
    Santa Clara, California
(Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code:  (408) 764-5000





Item 2.     Acquisition or Disposition of Assets

            (a) On October 18, 1994, pursuant to an Asset Purchase Agreement dated September 18, 1994 (the "Agreement") among 3Com
Corporation (the "Company"), NiceCom, Ltd., an Israeli corporation ("NiceCom"), Nice Systems, Ltd., an Israeli corporation and the parent company of NiceCom ("Nice Systems"), Nice Software, Ltd., an Israeli corporation affiliated with Nice Systems, and Nachman Shelef and Avinoam Rubinstein, as such Agreement was amended on October 17, 1994, the Company and 3Com Israel, Ltd., an Israeli corporation and wholly-owned subsidiary of the Company ("Sub"), purchased substantially all the assets and assumed substantially all the liabilities of NiceCom (the "Acquisition"). The negotiated value for the purchase of the assets and liabilities of NiceCom was approximately $53.0 million. Such $53.0 million amount was paid using funds from the Company's working capital and the issuance of 93,162 shares of Common Stock of the Company, with an aggregate value of approximately $3.5 million that was issued to Messrs. Shelef and Rubinstein. Under the terms of the Agreement, a portion of such cash and stock was deposited into an escrow account as security for the indemnification of the Company by NiceCom for breaches of the representations, warranties and covenants of NiceCom set forth in the Agreement. Except with respect to breaches of certain representations and warranties, such account is the sole and exclusive source of any claim or remedy by the Company against NiceCom or its stockholders in connection with the Acquisition. Subject to reduction based on outstanding or resolved claims, the cash and stock in such account will be distributed to NiceCom and Messrs. Shelef and Rubinstein in the future. In addition to the purchase price for the assets, 3Com assumed all outstanding options held by NiceCom employees with an aggregate value of approximately $5.5 million.

     Prior to the Acquisition, no material relationship existed between the Company and NiceCom or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

     NiceCom is engaged in the business of developing, manufacturing, marketing and servicing computer networking equipment. The Company intends to continue developing and integrating the NiceCom product technology into the Company's business.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a) It is currently impracticable to provide audited financial statements of NiceCom for the year ended December 31, 1993. The Company intends to file the required financial statements on or before January 2, 1995.

            (b) It is currently impracticable to provide any pro forma financial information of NiceCom that would be required pursuant to Article 11 of Regulation S-X. The Company intends to file all required pro forma financial information on or before January 2, 1995.

            (c) The following exhibits are attached hereto and filed herewith:

                    7.1* Asset Purchase Agreement dated September 18, 1994 among 3Com Corporation, NiceCom, Ltd., Nice Systems, Ltd., Nice Software, Ltd., and Nachman Shelef and Avinoam Rubinstein.

                    7.2 First Amendment to Asset Purchase Agreement dated October 17, 1994 between 3Com Corporation and NiceCom, Ltd.

                    * Confidential treatment has been requested as to a
                      portion of this Exhibit.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       3COM CORPORATION



November 1, 1994                       By: \s\ Christopher B. Paisley
                                           _______________________________

                                              Christopher B. Paisley
                                              Chief Financial Officer



                              INDEX TO EXHIBITS

Exhibit     Document

7.1*        Asset Purchase Agreement dated
            September 18, 1994 among 3Com Corporation,
            NiceCom, Ltd., Nice Systems, Ltd., Nice Software, Ltd., and Nachman Shelef and Avinoam Rubinstein

7.2 First Amendment to Asset Purchase Agreement dated October 17, 1994 between 3Com Corporation and NiceCom, Ltd.

* Confidential treatment has been requested as to a portion of this Exhibit.